Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Fort Pitt Capital Funds, do hereby certify, to such officer's knowledge, that the report on Form N-CSR of the Fort Pitt Capital Funds for the period ended April 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fort Pitt Capital Funds.


/s/ Thomas P. Bellhy                         /s/ Charles A. Smith
--------------------                         --------------------
Thomas P. Bellhy                             Charles A. Smith
President, Fort Pitt Capital Funds           Treasurer, Fort Pitt Capital Funds

Dated: June 26, 2003


A signed original of this written statement required by Section 906 has been provided to Fort Pitt Capital Funds and will be retained by Fort Pitt Capital Funds and furnished to the SEC or its staff upon request.